Exhibit 99.1

Clear Channel Outdoor Holdings to Unveil Growth-Focused Strategy and 2028 Financial Goals at Investor Day

SAN ANTONIO, September 9, 2025 — Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (“Clear Channel” or “the Company”), a leader in U.S. out-of-home (OOH) advertising, will share its strategic vision and long-term financial goals at its Investor Day, to be held today in New York City. Chief Executive Officer Scott Wells, Chief Financial Officer David Sailer, and other senior leaders will outline how a streamlined, U.S.-focused business is positioned to capture growth opportunities while strengthening the Company’s balance sheet.

“The Company is at a key inflection point. Our transformation over the past few years is creating a U.S. visual media powerhouse—a simplified, de-risked platform with multiple revenue growth engines,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “With industry tailwinds, our outstanding airport and premium roadside inventory, and accelerating digital capabilities, we believe we have a clear path to sustainable top-line growth, expanded margins, and meaningful deleveraging.”

Four-Pillar Growth Strategy

Clear Channel’s plan is anchored by four strategic pillars that are expected to drive growth and shareholder value creation:

1.	Focus on Customer Centricity – Enable revenue growth by understanding customer needs and matching those needs with great ideas, operational excellence, and outstanding inventory.

2.	Accelerate Technology Capabilities – Expand premium digital displays, scale programmatic buying, and leverage the industry-leading RADAR analytics platform to deliver measurable campaigns.

3.	Drive Sales Execution – Target growth in key accounts to capture ad spending share by segmenting the sales team to match the marketplace opportunity.

4.

Strengthen Balance Sheet – Create a self-reinforcing cash flow flywheel bringing together revenue growth, margin expansion and cash conversion. Prioritize debt reduction with a goal to lower net leverage ratio[1] to 7x to 8x by year-end 2028.

David Sailer, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc., stated, “We have a clear financial roadmap. We are powering our cash flow flywheel and expect it will enable us to increase our Adjusted EBITDA1 between 6% to 8% annually through 2028.”

Mr. Sailer continued, “When added to the recent debt paydowns, debt refinancings that extend maturities at favorable rates, and the related interest expense reductions, we expect to deliver on our goal of 7x to 8x net leverage1 by year end 2028. While debt reduction is our priority, we intend to continue to invest in the business with the projects producing the highest returns.”

2025 Guidance and 2028 Financial Goals

Full Year 2025 Guidance Reiterated:

•	Consolidated Revenue: $1.57 billion – $1.60 billion

•	Adjusted EBITDA[1]: $490 million – $505 million

•	AFFO[1,2]: $75 million – $85 million

2025 to 2028 Financial Goals:

•	Consolidated Revenue compound annual growth rate (“CAGR”)[3]: 4% to 5%

•	Adjusted EBITDA[1] CAGR[3]: 6% to 8%

•	AFFO[1] for the year 2028: $190 million to $210 million

•	Net debt[1] reduction from year end 2024: approximately $1 billion

•	Net leverage ratio[1] by year end 2028: 7x to 8x

[1]	This is a non-GAAP financial measure; see “Non-GAAP Financial Information” section herein for more information.
[2]	Guidance reflects the expected impact of the August 2025 refinancing on forecasted interest expense (excluding amortization of deferred financing costs), which is a component of AFFO.
3	CAGR is calculated based on mid-point of 2025 guidance range.

Expected results, estimates and goals may be impacted by factors outside of the Company’s control, and actual results may be materially different from guidance and goals. See “Forward-Looking Statements” herein for further information.

Webcast and Replay

Clear Channel’s Investor Day presentation is available via live webcast starting at 9:00 a.m. Eastern Time at https://investor.clearchannel.com under “Events and Presentations.” Materials will be posted at approximately 8:45 a.m. ET, and a replay will be available after the event.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using its medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

Investor contact:

Laura Kiernan

VP Investor Relations

914-598-7733

InvestorRelations@clearchannel.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets, our business plans, strategies and pillars, our expectations about certain markets, growth opportunities and benefits thereof, anticipated revenue drivers, benefits of artificial intelligence, and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession, including as a result of increased and proposed tariffs, retaliatory trade regulations and policies, and uncertainty in the financial and capital markets; our ability to generate enough cash to service our debt obligations and fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of leverage on our financial position and earnings; the impact of the issuance of the new senior secured notes and notes redemptions on our interest expense, liquidity and debt maturity profile; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; volatility of our stock price; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange, including the minimum bid price requirement, and any subsequent failure to timely resume compliance within any applicable cure period; changes in laws or regulations and tax structures; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; we face intense competition and our market share is subject to change; regulations and consumer concerns regarding privacy, digital services, data protection and artificial intelligence; breaches of our information security; failure to accurately estimate industry and Company forecasts and to maintain bookings; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations; the impact of the potential sales of our businesses in Brazil and Spain; the impact of the recent dispositions of certain of our businesses in Europe and Latin America, as well as other strategic transactions or acquisitions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; restrictions in our debt agreements that limit operational flexibility; challenges regarding our use of artificial intelligence to enhance operational efficiency and support decision-making across key areas of our business; the effect of credit ratings downgrades; our reliance on senior management and key personnel; continued scrutiny and shifting expectations from government regulators, municipalities, investors, lenders, customers, activists and other stakeholders; and certain other factors set forth in our other filings with the U. S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Non-GAAP Financial Information

This press release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Net Debt and Net Leverage Ratio. The Company presents Adjusted EBITDA, FFO, AFFO, Net Debt and Net Leverage Ratio because the Company believes these non-GAAP measures provide investors with useful insights into its operating performance, particularly when comparing to other out-of-home advertisers, and they are widely used by companies in this industry.

The Company defines and uses these non-GAAP measures as follows:

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Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; non-operating expenses (income), including other expense (income), loss (gain) on extinguishment of debt, and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense; and restructuring and other costs, which include costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs.

The Company uses Adjusted EBITDA to plan and forecast for future periods and as a key performance measure for executive compensation. The Company believes Adjusted EBITDA allows investors to assess the Company’s performance in a way that is consistent with Company management’s approach and facilitates comparison to other companies with different capital structures or tax rates. Additionally, the Company believes Adjusted EBITDA is commonly used by investors, analysts and peers in the industry for valuation and performance comparisons.

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Net Debt is defined as total debt less cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by Adjusted EBITDA. The Company uses Net Debt and Net Leverage Ratio to assess its capital structure, financial flexibility and deleveraging progress. The Company believes these measures are useful to investors because they provide insight into the Company’s ability to meet financial obligations and manage liquidity and help evaluate progress on debt reduction initiatives and capacity to fund growth.

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FFO is defined in accordance with the National Association of Real Estate Investment Trusts (“Nareit”) as consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests.

The Company defines AFFO as FFO excluding discontinued operations and before adjustments for continuing operations, including: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; loss or gain on extinguishment of debt and debt modification expense; amortization of deferred financing costs and note discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; and other items such as foreign exchange transaction gains or losses, adjustments for unconsolidated affiliates, noncontrolling interest and nonrecurring gains or losses.

Although the Company is not a Real Estate Investment Trust (“REIT”), it competes directly with REITs that present the non-GAAP measures of FFO and AFFO. Therefore, the Company believes that presenting these measures helps investors evaluate its performance on the same terms as its direct competitors. The Company calculates FFO in accordance with Nareit’s definition, which does not restrict presentation of these measures to REITs. Additionally, the Company believes FFO and AFFO are already commonly used by investors, analysts and competitors in the industry for valuation and performance comparisons.

The Company does not use, and you should not use, FFO and AFFO as indicators of the Company’s ability to fund its cash needs, pay dividends or make other distributions. Since the Company is not a REIT, it has no obligation to pay dividends and does not intend to do so in the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.

These non-GAAP financial measures should not be considered in isolation or as substitutes for the most directly comparable GAAP measures as an indicator of operating performance or the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similarly named measures presented by other companies.

The Company has not reconciled its Adjusted EBITDA, AFFO and Net Leverage Ratio 2025 guidance or 2028 goals to income (loss) from continuing operations or Total Debt Leverage, respectively, the most directly comparable GAAP measures, because certain material reconciling items cannot be reasonably estimated at this time without unreasonable effort. For Adjusted EBITDA and AFFO, these items include amortization of deferred financing costs and potential gains or losses on debt extinguishment or modification, which depend on further assessment of the impact of the Company’s August 2025 refinancing, as well as income tax expense or benefit, which may be impacted by the adoption of the One Big Beautiful Bill Act. For Net Leverage Ratio, reconciliations are not provided due to the uncertainty in timing of forecasted cash inflows and outflows, which could materially affect the calculations. These items, individually or in the aggregate, could have a material impact on GAAP results.